EXHIBIT 5

                                February 4, 1997


Imaging Diagnostics Systens, Inc.
6531 N.W, 18th Court
Plantation, fL   33313



Ladies and Gentleman:

      This opinion is submitted pursuant to applicable rules of the Securities and Exchange Commission in connection with the preparation of a Registration Statement on Form S-1 (the "Registration Statement"), relating to the registration under the Securities Act of 1933, as amended, of which up to 2,000,000 shares, no par value, (the "Shares") will be offered and sold by certain shareholders of the Company (the "Sellng Shareholders").

      In my capacity as general counsel to the Company, I have examined the original, certified, conformed, or other copies of corporate documents and records as I have deemed necessary or advisable for the purposes hereof. In all such examinations, I have assumed the genuineness of all signatures on original documents, and the conformity to originals or certified documents of all copies submitted to me as conformed, photostat or other copies. In passing upon certain corporate records and documents of the Company, I have necessarily assumed the correctness and completeness of the statements made or included therein by the Company, and I express no opinion thereon.

      Based upon and in reliance of the foregoing, I am of the opinion that:

      1. The Company is a validly existing corporation in good standing under the laws of the State of Florida.

      2. The Shares have been duly authorized, and when issued as described in the Registration Statement, will be validly issued, fully paid and non-assessable.

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IMAGING DIAGNOSIC SYSTEMS, INC.
FEBRUARY 4, 1997
PAGE 2




      I hereby consent to the use of this opinion in the Registration Statement on Form S-1 to be filed with the Commission.



                                                  Sincerely,


                                                  /s/ PETER S. KNEZEVICH
                                                  ---------------------------
                                                  Peter S. Knezevich
                                                  General Counsel